                                                                EXHIBIT 10.15

                              SUBLEASE AGREEMENT
                              ------------------

     THIS SUBLEASE AGREEMENT (this "Sublease") is entered into as of the 2nd day of November, 1998, by and between Pete's Brewing Company, a California Corporation ("Sublessor") and Jutvision, a Delaware Corporation ("Sublessee").

                               R E C I T A L S:
                               - - - - - - - -

     A. On the 24th day of January, 1995, Herbert McLaughlin, ("Landlord"), as landlord, entered into that certain Lease Agreement which was amended by the Lease Addendum, Second Addendum, Third Addendum and Fourth Addendum (the "Primary Lease")with Sublessor, as tenant, whereby certain premises (the "Premises") containing approximately 8579 rentable square feet located on the
2nd and 3rd floor of the building commonly known as    -----     and located at
                                                    ------------
124 University Avenue, Palo Alto, Ca_ (the "Building"), were leased to Sublessor. A copy of the Primary Lease is attached hereto as Exhibit B and
                                                             ---------
incorporated herein by reference for all purposes.

     B. Sublessor desires to sublease a portion of the Premises to Sublessee, and Sublessee wishes to sublease a portion of the Premises from Sublessor.

     NOW, THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, Sublessor and Sublessee agree as follows:

     1.   Sublease. Sublessor hereby subleases to Sublessee, and Sublessee
          --------
hereby subleases from Sublessor, upon the terms and conditions set forth herein, a portion of the Premises consisting of approximately 2434 rentable square feet as shown on the drawing attached hereto as Exhibit A, Suite 202 consisting of
                                           ---------
2000 square feet and Suite 205 consisting of 434 square feet and incorporated herein by reference for all purposes (the "Subleased Premises").
                                           ------------------

     2.   Term. The term of the Sublease shall be for a period of thirty nine
          ----
(39) months commencing on December 1, 1998, and ending on February 28, 2002 (the "Expiration Date"), provided, however, that this Sublease shall terminate earlier in the event of a termination, for any cause whatsoever, as allowed under the Primary Lease as of the effective date of the Sublease herein. Not withstanding the foregoing, if the Primary Lease is terminated prior to the Expiration Date due to Sublessor's default under the Primary Lease without Sublessee's consent, Sublessor shall be liable to Sublessee for all reasonable costs and expenses of Sublessee's relocation expenses.

     If the Sublease is executed by all parties prior to December 1, 1998 and the Premises have been cleaned as defined herein, Sublessor grants Sublessee occupancy of the Premises and the Commencement date shall be adjusted accordingly.

     3.   Rent. (a) Sublessee agrees to pay Sublessor for the use of the
          ----
Subleased Premises the monthly sum of $9005.80 ("Base Rent"). The Base Rent shall be paid in advance on or before the first day of each calendar month without notice or demand. Base Rent for any partial month shall be prorated. Commencing December 1, 1999 the Base Rent will increase to $9275.97. Commencing December 1, 2000 the Base Rent will increase to $9554.25 Commencing December 1, 2001 the Base rent will increase to $9840.88.

          (b) Sublessee further agrees to pay its pro rata share of the [Direct Expenses-Operating Expenses] (as defined in Paragraph 4.2 of the Primary Lease and Article 8 of the Fourth Addendum). For the purposes hereof, Sublessee's pro rata share shall be determined by multiplying (i) the fraction having as its numerator the number of rentable square feet in the Subleased Premises and having as its denominator the number of rentable square feet in the Premises, times (ii) the amount of [Direct Expenses-Operating Expenses] owed by Sublessor to Landlord under the Primary Lease. Sublessee agrees to make all such payments to Sublessor at least five (5) days prior to the date on which Sublessor is required to make such payments to Landlord pursuant to the Primary Lease. Base Year is defined as 1999

     4.   Primary Lease. (a) Except as otherwise expressly provided herein, the
          -------------
terms and conditions of the Primary Lease are hereby incorporated herein by reference for all purposes, and Sublessee, by Sublessee's execution hereof, acknowledges that Sublessor has furnished Sublessee with a copy of the Primary Lease and that Sublessee has examined the Primary Lease and is familiar with the terms thereof. Except as otherwise expressly provided in this Sublease, Sublessee hereby agrees to comply in all respects with the terms and conditions of the Primary Lease insofar as the same are applicable to the Subleased Premises.

          (b) As between Sublessor and Sublessee, Sublessor shall be entitled to all of the rights and remedies reserved by and granted to the landlord in the Primary Lease as if Sublessor was the "landlord" under the Primary Lease and Sublessee was the "tenant" under the Primary Lease, and such rights and remedies are hereby incorporated herein by reference for all purposes.

          (c) This Sublease is subject and subordinate to all of the terms, covenants and conditions of the Primary Lease and to all of the rights of Landlord under the Primary Lease except the following paragraphs of the Primary Lease which shall be solely the obligation and right of the Sublessor:
Paragraphs 4.1, 4.3, Article 5, and Article 6 of the Primary Lease; First Addendum; Second Addendum paragraphs 1b, 1c, 1d, and 1e; Third Addendum paragraphs 1b, 1c, 1d, and 1e; and Fourth Addendum paragraphs 5,6,7, and 11.

          (d) In the event the Primary Lease terminates for any reason prior to the expiration or termination of this Sublease, Sublessee shall not have any claim whatsoever against

Sublessor arising or resulting from such termination of the Primary Lease except as set forth in Paragraph 2 of this Sublease.

     5.   Limitation of Liability and Indemnity. Notwithstanding any provision
          -------------------------------------
of the Primary Lease to the contrary, the Sublessor shall not be liable to Sublessee, or any of its agents, employees, servants or invitees, for any damage to persons or property due to the condition or design or any defect in the Building or its mechanical systems which may exist or subsequently occur, and Sublessee with respect to itself and its agents, employees, servants and invitees hereby assumes all risks and damage to persons and property, either proximate or remote by reason of the present or future condition of the Subleases Premises or the building. All indemnification, hold harmless and release provisions contained in the Primary Lease running to the benefit of Landlord are incorporated herein by reference for the benefit of Sublessor as if Sublessor was the "landlord" and Sublessee was the "tenant" under the Primary Lease. Except as otherwise expressly provided in this Sublease, all indemnification, hold harmless and release provisions contained in the Primary Lease running to the benefit of the Sublessor are incorporated herein by reference for the benefit of Sublessee as if Sublessee was the "tenant" under the Primary Lease and Sublessor was the "landlord" under the Primary Lease. This paragraph is for the benefit of the Sublessee, Sublessor and Landlord only, and no right of action shall accrue hereunder to any third party by way of subrogation or otherwise.

Sublessee, Sublessor and Master Lessor each hereby waives any and all rights of recovery against the other parties, or against the officers, employees, agents and representatives of the other parties, for loss of or damage to the property of the waiving party or the property of others under the waiving party's control, to the extent such loss or damage is covered by proceeds received under any insurance policy carried by the waiving party an in force at the time of such loss or damage.

     6.   Furniture. Except as provided in the following sentence, all furniture
          ---------
and equipment placed in the Subleased Premises by Sublessee shall remain the property of Sublessee, subject to the rights of Sublessor therein as provided by law. The Sublessee may, at the expiration of the term hereof, remove all furniture and equipment if such removal is done so as not to damage the Subleased Premises.

     7.   Alterations, Improvements and Additions. Sublessee may not make any
          ---------------------------------------
alterations, improvements or additions to the Subleased Premises (collectively, "Improvements") without the express prior written consent of Landlord and
 ------------
Sublessor, which shall not be unreasonably withheld. Any Improvements to which Landlord and Sublessor consents must be constructed and installed in accordance with (i) all requirements contained in the Primary Lease and (ii) any reasonable requirements imposed by Sublessor to protect Sublessor's interest in the Primary Lease and/or in the Subleased Premises. Further, upon termination of this Sublease, any Improvements to the Subleased

Premises shall remain in the Subleased Premises, and Sublessee shall not have the right to remove such Improvements.

     8.   Damage and Destruction (a) If the Subleased Premises, or any portion
          ----------------------
thereof, are damaged or destroyed by any cause whatsoever, such that the Primary Lease is terminated as defined in the Primary Lease, this Sublease shall terminate immediately upon termination of the Primary Lease. Rent and any other payments for which Sublessee is liable shall be apportioned and paid to the date of such damage or destruction, and Sublessee shall immediately deliver possession of the Subleased Premises to Sublessor.

          (b) If the Subleased Premises, or any portion thereof, are damaged or destroyed by any cause whatsoever, such damage or destruction not being significant enough to cause a termination of the Primary Lease, Sublessor agrees, subject to Article XII of the Primary Lease, to cause Landlord to repair such damage.

     9.   Condemnation. In the event of the taking by condemnation or other
          ------------
eminent domain proceeding of all or a portion of the Premises which results in the termination of the Primary Lease, this Sublease shall terminate concurrently with the Primary Lease. As between Sublessor and Sublessee, all awards or damages, if any, paid or payable as a result of such taking by condemnation or other eminent domain proceeding shall be the sole property of Sublessor, and Sublessee shall have no claim to any part thereof.

     10.  Certificates. Sublessee agrees to furnish to Sublessor or to Landlord
          ------------
certificates as required under Article XXIV of the Primary Lease.

     11.  Condition of Subleased Premises and Surrender of the Subleased
          --------------------------------------------------------------
Premises. Sublessee acknowledges that (i) Sublessee has fully inspected the
--------
Subleased Premises and accepts the same in their present condition, "as is, where is", with all faults and with all furniture and fixtures removed, and (ii) Sublessor has made no warranties or representations to Sublessee whatsoever with respect to the condition of the Subleased Premises. Upon the expiration or termination of this Sublease, Sublessee agrees to return the Subleased Premises to Sublessor in the condition existing as of the commencement of the sublease term.

     Sublessor, at Sublessor's cost, shall provide clean carpets and generally clean conditions prior to the Sublease Commencement date.

     12.  Certificates, Licenses and/or Permits. Sublessee shall obtain at
          -------------------------------------
Sublessee's sole cost and expense, all necessary certificates, licenses or permits to do business in the Subleased Premises, which may be required by any governmental authorities.

     13.  Attorneys' Fees and Costs of Enforcement. In the event that either
          ----------------------------------------
party hereof commences an action to enforce any of the provisions of this Sublease, the prevailing party in such action shall be entitled to collect all of the costs of such action (including, without limitation, attorneys' fees and court costs) from the other party.

     14.  Cumulative Rights and Remedies. No right or remedy contained herein,
          ------------------------------
in the Primary Lease or provided by law is intended to be exclusive of any other right or remedy, but shall be cumulative and in addition to every other right or remedy.

     15.  Security Deposit: In addition to the Rent specified above, Sublessee
          ----------------
shall pay to Sublessor a security deposit equivalent to two (2) months rent of $18,011.60 to be held in a non-interest beating account. In the event Sublessee has performed all of the terms and conditions of this Sublease during the term hereof, Sublessor shall return to Sublessee, within ten days after Sublessee has vacated the Subleased Premises, the Security Deposit less any sums due and owing to Sublessor.

     16.  Broker Fee: Commission shall be paid according to a separate agreement
          -----------
between BT Commercial and Sublessor for which the commission shall be split 50/50 between BT Commercial, listing broker, representing Sublessor and Cornish & Carey Commercial, procuring broker, representing Sublessee.

     17.  Inability to Deliver Possession: In the event Sublessor is unable to
          -------------------------------
deliver possession of the Premises at the commencement of the term, Sublessor shall not be liable for any damage caused thereby, nor shall this Sublease be void or voidable but Sublessee shall not be liable for rent until such time as Sublessor delivers possession. If Sublessee with Sublessor's permission takes possession of the premises prior to the commencement date, Sublessee shall do so subject to all of the covenants and conditions hereof. In the event Sublessor has been unable to deliver possession of the Subleased premises within 30 days from the commencement date, Sublessee, at Sublessee's option, may terminate this Sublease.

     18.  Notices: All notices, demands, consents and approvals which are
          -------
required to be given by either party shall be given in a manner provided in the Primary Lease at the address shown on the signature page. Sublessor shall notify Sublessee in event of default under the Primary Lease or in any other event which will impair Sublessee's ability to conduct its normal business. If Sublessor elects to terminate the Primary Lease, Sublessor shall so notify Sublessee by giving at least 30 days prior notice of such termination. However, Sublessor's failure to give such notice shall not constitute an event of default.

     19.  Complete Agreement and Amendment. This Sublease sets forth the
          --------------------------------
complete agreement between Sublessor and Sublessee with respect to the subject matter hereof, and this

Sublease may not be terminated, amended or modified in any respect except by agreement in writing executed by both Sublessor and Sublessee except as otherwise indicated herein.

     20.  Survival. All duties and obligations of Sublessee under this Sublease
          --------
that are unperformed shall survive the termination or expiration of this Sublease.

     21.  Binding Effect. This Sublease and all the terms and conditions hereof
          --------------
shall be binding upon and inure to the benefit of both Sublessor and Sublessee and their respective successors, legal representatives and assigns.

     EXECUTED as of the day, month and year first above written.

                                  SUBLESSOR: Pete's Brewing Company
                                  ---------

                                  By:/s/ James J. Bolz
                                     ---------------------------
                                      Name:     James J. Bolz
                                                ----------------

                                      Title:    Vice President
                                                ----------------

                                      Address:  14800 San Pedro
                                                ----------------

                                                San Antonio, TX 78232
                                                ---------------------

                                  SUBLESSEE: Jutvision., a Delaware Company
                                  ---------

                                  By:/s/ Kevin B. McCurdy
                                     ---------------------------

                                      Name:     Kevin B. McCurdy
                                                ----------------

                                      Title:    CEO
                                                ----------------

                                      Address:  ----------------

                                                ----------------

By consenting to the Sublease, Landlord agrees that the waiver set forth in Paragraph 5 of the Sublease shall be deemed a three party agreement binding among and inuring to the benefit of Sublessor, Sublessee and Landlord.



                                    LANDLORD
                                    --------

                                    By: ______________________

                                        Name:_________________

                                        Title:________________

                                         Address______________

                                                ______________

                                 C O N S E N T



     Herbert P. McLaughlin, Jr., as Landlord under the Lease to Pete's Brewing Company, a California corporation, for premises located at 124 University Avenue, Palo Alto, California, hereby agrees to a sublease of a portion of those premises by Pete's Brewing Company to Jutvision, a Delaware corporation.

     By giving his consent, the Landlord does not release the Lessee from any of its obligations under the Lease. By consenting to this Sublease, the Landlord does not consent to any other subletting or assignment.

     The Landlord does not agree to the second paragraph of Paragraph 5 of the Sublease, although the Landlord has no objection to the Sublessee and the Sublessor agreeing to that provision as between themselves.

     Dated:  November __, 1998

                              /s/ Herbert P. McLaughlin, Jr.
                              -----------------------------------
                              Herbert P. McLaughlin, Jr.
                              Landlord

                                   EXHIBIT A

                              Subleased Premises
                              ------------------

                                [Not Available]

                                   EXHIBIT B

                                 Primary Lease
                                 -------------

                               [To Be Attached]

            [LETTERHEAD OF CORNISH & CAREY COMMERCIAL APPEARS HERE]



November 24, 1998

Mr. Kevin McCurdy
Mr. Howard Field
Ms. Sarah Miles
Jutvision
124 University Avenue, Suite 202
Palo Alto, CA 94301

Re: 124 University Avenue Lease

Dear Kevin, Howard and Sarah,

     It has been a pleasure working with you for the 124 University Sublease. Thank you again!

     I'm sorry for the delay in getting you the lease. I wanted to ensure you had all the pertinent names and numbers for this building. Listed below are all of the contact names I have. Nancy Dean is the best bet for any property management issues. If she redirects you to Pete's contact as you are a subtenant of the building, they will in turn contact Nancy to get any issues resolved. I have also provided the Landlord name in case there is a change in property managers.

Names:

1.  Jim Boltz, Director of Finance
    Gambrina's (Pete's is a subsidiary of Ganbrina's)
    1400 San Pedro, 3/rd /Floor, San Antonio, Texas, 78232
    210-490-9128

2.  Paul Fagan, Real Estate Consultant in Texas for Gambrina's
    210-824-9080

3.  Nancy Dean, Property Manager for the Owner
    She is located in the building next door at Bellomo Architect Office 415-519-5075 fax: 650-326-0484

4.  Herbert McLaughlin, Owner
    Assistant: Janell Robinet
    415-398-71588
    fax: 415-394-7158

     I look forward to hearing about all your success in the future. Once the Landlord begins his construction for the small add on space for the second floor, let's discuss at that time if you think you will need more space. The new space will be in the 420 square foot range. The third floor is available again as the last deal fell through. The one back space is about 850 square feet.

Mr. Kevin McCurdy
November 24, 1998
Page 2
--------------------------------------------------------------------------------

     Let's keep in touch. Please feel free to call should you need anything or have any questions.

     Thank you again.

Sincerely,

/s/ Cherie Wittry
-----------------------------------
Cherie Wittry
Vice President

Note: @Home.com has a lease out for space in Menlo Park with a January commencement. I'll keep you posted.